As filed with the Securities and Exchange Commission on May 6, 2008

Registration No. 333-143057

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Magellan Midstream Holdings, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	20-4328784
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Williams Center

P.O. Box 22186

Tulsa, Oklahoma 74121-2186

(918) 574-7000

(Address, including zip code, and telephone number, including area code, of Registrants’ principal executive offices)

Lonny E. Townsend

Magellan Midstream Holdings GP, LLC

One Williams Center

Tulsa, Oklahoma 74172

(918) 574-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Brett Braden

Vinson & Elkins L.L.P.

First City Tower

1001 Fannin Street, Suite 2500

Houston, Texas 77002-6760

(713) 758-2222

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-143057) is being filed to remove from registration all of the securities that remain unsold thereunder as of the date of filing of this Post-Effective Amendment in accordance with the undertaking required by Item 512(a)(3) of Regulation S-K.

ITEM 16.	Exhibits

Exhibit Number	Exhibit Title
24.1	Power of Attorney (included on the signature page to the registration statement on Form S-3 (Registration No. 333-143057) previously filed on May 17, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement (Registration No. 333-143057) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on the 6th day of May, 2008.

MAGELLAN MIDSTREAM HOLDINGS, L.P.

By:	Magellan Midstream Holdings GP, LLC, its general partner

By:	/s/ John D. Chandler
Name:	John D. Chandler
Title:	Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on 6th day of May, 2008.

Signature	Title

/S/ DON R. WELLENDORF Don R. Wellendorf	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

/S/ JOHN D. CHANDLER John D. Chandler	Vice President, Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)

* Walter R. Arnheim	Director

* Robert G. Croyle	Director

* Patrick C. Eilers	Director

* James C. Kempner	Director

* Thomas T. Macejko, Jr.	Director

* Thomas S. Souleles	Director

*By:	/S/ JOHN D. CHANDLER
Name:	John D. Chandler Attorney in Fact

Exhibit Number	Exhibit Title
24.1	Power of Attorney (included on the signature page to the registration statement on Form S-3 (Registration No. 333-143057) previously filed on May 17, 2007.